SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

   Date of Report:   September 6, 2006           Commission File No. 000-28813

                            NEW CENTURY ENERGY CORP.
             (Exact name of registrant as specified in its charter)

                                    COLORADO
         (State or other jurisdiction of incorporation or organization)

                                   93-1192725
                      (IRS Employer Identification Number)

                           5851 SAN FELIPE, SUITE 775
                              HOUSTON, TEXAS 77057
                    (Address of principal executive offices)

                                 (713) 266-4344
                               (Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
----------------------------------------------------

On or about September 6, 2006, with an effective date of September 15, 2006, New Century Energy Corp. ("we," "us") entered into a Sixth Amendment Agreement with Laurus Master Fund, Ltd. (the "Sixth Amendment" and "Laurus"), which amended the terms of our Registration Rights Agreement with Laurus, which we entered into in June 30, 2005, in connection with Laurus' entry into a Securities Purchase Agreement with us, whereby we sold Laurus a Secured Convertible Term Note in the amount of $15,000,000, a warrant to purchase up to 7,258,065 shares of our common stock at an exercise price of $0.80 per share and an option to purchase up to 10,222,794 shares of our common stock at an exercise price of $0.001 per share of which 3,675,000 shares have previously been exercised by Laurus in connection with the payment to us of an aggregate of $3,675. We agreed to register the shares of common stock which the Secured Convertible Term Note is convertible into, as well as the shares the warrant and option are exercisable for pursuant to the Registration Rights Agreement. The Sixth Amendment extended the date we are required to have our Form SB-2 filing effective with the Securities Exchange Commission pursuant to the Registration Rights Agreement from September 15, 2006, as was required under our June 20, 2006, Fifth Amendment Agreement with Laurus to October 15, 2006.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
-------------------------------------------

Exhibit No.     Description.
-----------     ------------

10.1*           Sixth Amendment Agreement with Laurus

* Filed herewith.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             NEW CENTURY ENERGY CORP.
                                             ------------------------


                                             /s/ Edward R. DeStefano
                                             ---------------------------
                                             Edward R. DeStefano,
                                             President

                                             Date: September 13, 2006

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